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                                                                    EXHIBIT 10.5

                         WEATHERFORD INTERNATIONAL, INC.
                         DEFERRED COMPENSATION PLAN FOR
                             NON-EMPLOYEE DIRECTORS


1.   DEFINITIONS.

     (a) "ADMINISTRATIVE COMMITTEE" means a committee consisting of the duly elected Corporate Secretary of the Company or, in the event the Secretary is a Participant, one or more other persons appointed by the Board to administer the Plan who are not Participants.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c) "COMPANY" means Weatherford International, Inc., a Delaware corporation.

     (d) "COMPENSATION" means any retainer, meeting, committee fee or any similar fee or compensation to which a Non-Employee Director is entitled for services performed for the Company.

     (e) "CREDITED SHARES" mean the shares of the Company's common stock, $1.00 par value, which, for accounting purposes only, are to be credited to a Participant's Share Account from time to time. At no time shall Credited Shares be considered as actual shares of common stock and a Participant shall have no rights as a stockholder with respect to the Credited Shares.

     (f) "DEFERRED AMOUNT" means Compensation deferred by a Participant under the Plan together with all dividends or other amounts credited to a Participant's Share Account or Grant Account pursuant to the provisions of the Plan, including the value of any Credited Shares in the Participant's Share Account and any Grant Shares in the Participant's Grant Account.

     (g) "GRANT ACCOUNT" means each account being administered for the benefit of a Participant pursuant to Section 6.

     (h) "GRANT SHARES" means the shares of common stock of Grant Prideco, Inc., $.01 par value, which, for accounting purposes only, are to be credited to a Participant's Grant Share Account. At no time shall Grant Shares be considered as actual shares of common stock of Grant Prideco, Inc. and a Participant shall have no rights as a stockholder with respect to the Grant Shares.

     (i) "GRANT SPIN-OFF" means the distribution by the Company to its stockholders of all the outstanding shares of stock of Grant Prideco, Inc.
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     (j) "MARKET VALUE" means with respect to the Company's common stock, the mean between the high and low sales price per share (or average last bid and asked price if applicable) of the Company's common stock or Grant Prideco, Inc.'s common stock, as applicable, as reported by (i) the automated quotation system of the National Association of Securities Dealers if such common stock is not then listed on a national securities exchange or (ii) the principal national securities exchange on which such common stock is listed if such common stock is so listed, in each case as of the last trade day of each calendar month.

     (k) "NON-EMPLOYEE DIRECTOR" means any duly elected or appointed member of the Board who is not an employee of the Company or of any subsidiary of the Company.

     (l) "PARTICIPANT" means any Non-Employee Director who elects hereunder to defer payment by the company of a portion of the Compensation to which he or she may be entitled.

     (m) "PLAN" means Weatherford International, Inc. Deferred Compensation Plan for Non-Employee Directors.

     (n) "SHARE ACCOUNT" means each account being administered for the benefit of a Participant pursuant to Section 5.

2.   ADMINISTRATION.

     The Plan shall be administered by the Administrative Committee which shall have the authority to construe and interpret the Plan, and to establish or adopt rules, regulations and forms relating to the administration of the Plan. The Administrative Committee shall have no authority to add to, delete from or modify the terms of the Plan without the prior approval of the Board. All actions and determinations by the Board with respect to the Plan shall be required to be approved by a majority of the members thereof that are not then participating in the Plan and who have not participated in the Plan during the 12-month period immediately preceding such action. Neither the Administrative Committee nor any member of the Board shall be liable for any act or determination made in good faith.

3.   ELECTION TO DEFER COMPENSATION.

     (a) Each Non-Employee Director may from time to time execute and deliver to the Secretary an appropriate election form designating a portion of the Non-Employee Director's future Compensation to be deferred under the Plan up to a maximum of 7.5 percent of such Compensation. Any election shall be applicable only to designated Compensation earned on or after the first day of the month next following the month in which the election form is received by the Administrative Committee and until the effective date of any revocation thereof. Each such election must also irrevocably fix a date upon which the distributions to the Participant under the Plan are to be made


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or begin as provided in Section 7, which date shall be a date not less than one year after the effective date of the election.

     (b) In the event a Participant elects to defer a portion of his Compensation under the Plan that is equal to or greater than five percent of his Compensation, the Company shall, during the period during which the Participant's Compensation is being deferred, make an additional credit to the Participant's Share Account in an amount equal to the sum of (i) 7.5 percent of the Participant's Compensation during the period during which the Participant's Compensation is being deferred and (ii) a percentage of such Compensation equal to the percentage of Compensation then being deferred by the Participant under the Plan up to a maximum of 7.5 percent of the Participant's Compensation.

     (c) Each election to defer payment of Compensation by a Participant shall continue in effect until revoked in writing upon not less than six months' prior notice. No revocation shall be effective with respect to any Deferred Amount credited with respect to Compensation prior to the effective date of the new election. The amount, if any, of the Company's additional credit to a Participant's Share Account shall be adjusted effective as of the effective date of each new election under the Plan by a Participant.

4.   ACCOUNTING.

     (a) The Company shall establish on its books appropriate bookkeeping accounts for each Participant that will accurately reflect the Deferred Amount of each Participant, including the number of Credited Shares in the Participant's Share Account and the number of Grant Shares in the Participant's Grant Account.

     (b) The Administrative Committee shall furnish each Participant with a statement of the Deferred Amount, including the number of Credited Shares in the Participant's Share Account and the number of Grant Shares in the Participant's Grant Account, as of the end of each calendar year promptly following the end of each calendar year.

5.   SHARE ACCOUNT.

     (a) Each Share Account shall consist of the cash amounts credited in respect of a specific election to defer Compensation and the Credited Shares into which prior credited amounts in the Share Account have been converted. Except as provided in this Section 5, any cash amount credited to a Share Account in a calendar month shall be converted, as of the end of that calendar month, into the maximum whole number of Credited Shares that the amount so credited would have purchased at the then Market Value.

     (b) As of the end of the calendar month during which the Company pays any dividend on its common stock, either in cash or property other than its common stock, each Share Account shall be credited with an amount equal to the cash dividend per share or the cash value per share (as


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conclusively determined by the Board) of the dividend in property other than its common stock, times the Credited Shares in the Share Account on the dividend record date. The amount so credited will be converted into the maximum whole number of Credited Shares that the amount so credited could have purchased at the then Market Value. If the Company pays any stock dividend, the Share Account shall be credited, as of the end of the calendar month during which the stock dividend is paid, with a number of Credited Shares equal to the number of shares or fraction of a share of common stock paid per share of common stock as a dividend times the Credited Shares in the Share Account on the dividend record date.

     (c) If any distribution other than a dividend is made on, or with respect to, the Company's common stock, or in the event of a stock split, recapitalization, merger, consolidation or other adjustment of the Company's common stock, an appropriate adjustment shall be made to the number of Credited Shares in a Share Account or to the cash credited to the Share Account on the same basis as would have been made had the Credited Shares then actually been issued and outstanding on the record date. The Board shall resolve any questions as to the appropriateness of any such adjustment, including, but not limited to, values and exchange ratios, and its determination shall be binding and conclusive.

     (d) All conversions into Credited Shares under Sections 5(a) through (c) shall be made in full shares. Amounts not so converted shall be reflected as credited cash in a Share Account and shall be added to any additional amounts of credited cash subsequently available for conversion; provided, however, that in the event the Share Account reflects only credited cash and interest thereon as provided in Section 5(e), the cash value of such account shall not be converted into Credited Shares.

     (e) In the event the Company's common stock is at any time not publicly traded so as to permit the determination of the Market Value of the Credited Shares, such value shall be determined based on such factors and criteria as the Board shall determine in good faith to be appropriate under the circumstances. In the event the Company's common stock shall have been converted into or exchanged for cash, securities (other than the Company's common stock) or other property by virtue of a merger, consolidation, share exchange, reclassification or other similar transaction, the value of such cash, securities and other property received by the holders of the Company's common stock per share of common stock shall be fixed as the cash value for each Credited Share in each Participant's Share Account and such cash value shall be credited in such Share Account and thereafter remain credited in the Participant's Share Account until distributed and such account shall thereafter be credited by an amount equal to the interest that would have been earned thereon at an annual rate equal to the published prime lending rate at the beginning of each calendar quarter at Chase Bank of Texas, National Association computed quarterly until the cash value of such account shall be distributed as provided in Section 7. In such event, no further deferrals of Compensation may be made by the Participant under the Plan and no further additional credits shall be made by the Company as provided in
Section 3(b) and any cash credits in the Share Account shall not thereafter be converted into Credited Shares.



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     (f) When a distribution is to commence pursuant to Section 7, a stock certificate(s) representing the Credited Shares in the Share Account on the last business day of the month preceding the date distribution is to commence, and the amount of any credited cash in such Share Account will be distributed as provided in Section 7, provided that all cash in the Share Account shall be distributed at the time of the first distribution of stock representing Credited Shares.


6.   GRANT ACCOUNT.

     (a) Following the Grant Spin-Off, the Committee shall credit to a Participant's Account one non-monetary unit equal to one share of Grant Stock for every one non-monetary unit equal to one share of Common Stock that is deemed to be credited to his Account as of the date of the Grant Spin-Off or subsequently credited to his Account for Compensation earned through the date of the Grant Spin-Off.

     (b) As of the end of the calendar month during which Grant Prideco, Inc. pays any dividend on its common stock, either in cash or property other than its common stock, a Participant's Grant Account shall be credited with an amount equal to the cash dividend per share or the cash value per share (as conclusively determined by the Board) of the dividend times the Grant Shares in the Grant Account on the dividend record date. The amount so credited will be converted into the maximum whole number of Grant Shares that the amount so credited could have purchased at the then Market Value. If Grant Prideco, Inc. pays any stock dividend, the Grant Account shall be credited, as of the end of the calendar month during which the stock dividend is paid, with a number of Grant Shares equal to the number of shares or fraction of a share of common stock paid per share of common stock as a dividend times the Grant Shares in the Grant Account on the dividend record date.

     (c) If any distribution other than a dividend is made on, or with respect to, the Grant Prideco, Inc.'s common stock, or in the event of a stock split, recapitalization, merger, consolidation or other adjustment of Grant Prideco, Inc.'s common stock, an appropriate adjustment shall be made to the number of Grant Shares in a Grant Account or to the cash credited to the Grant Account on the same basis as would have been made had the Grant Shares then actually been issued and outstanding on the record date. The Board shall resolve any questions as to the appropriateness of any such adjustment, including, but not limited to, values and exchange ratios, and its determination shall be binding and conclusive.

     (d) All conversions into Grant Shares under Sections 6(a) through (c) shall be made in full shares. Amounts not so converted shall be reflected as credited cash in a Grant Account and shall be added to any additional amounts of credited cash subsequently available for conversion; provided, however, that in the event the Grant Account reflects only credited cash and interest thereon as provided in Section 6(e), the cash value of such account shall not be converted into Grant Shares.


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     (e) In the event Grant Prideco, Inc.'s common stock is at any time not publicly traded so as to permit the determination of the Market Value of the Grant Shares, such value shall be determined based on such factors and criteria as the Board shall determine in good faith to be appropriate under the circumstances. In the event Grant Prideco, Inc.'s common stock shall have been converted into or exchanged for cash, securities (other than Grant Prideco, Inc.'s common stock) or other property by virtue of a merger, consolidation, share exchange, reclassification or other similar transaction, the value of such cash, securities and other property received by the holders of Grant Prideco, Inc.'s common stock per share of common stock shall be fixed as the cash value for each Grant Share in each Participant's Grant Account and such cash value shall be credited in such Grant Account and thereafter remain credited in the Participant's Grant Account until distributed and such account shall thereafter be credited by an amount equal to the interest that would have been earned thereon at an annual rate equal to the published prime lending rate at the beginning of each calendar quarter at Chase Bank of Texas, National Association computed quarterly until the cash value of such account shall be distributed as provided in Section 7.

     (f) When a distribution is to commence pursuant to Section 7, a stock certificate(s) representing the Grant Shares in the Grant Account on the last business day of the month preceding the date distribution is to commence, and the amount of any credited cash in such Grant Account will be distributed as provided in Section 7, provided that all cash in the Grant Account shall be distributed at the time of the first distribution of stock representing Grant Shares.

7.   DISTRIBUTION.

     (a) Except in the case of the death of a Participant, distribution shall commence as of the first day of the calendar quarter coincident with or next following the date irrevocably specified by the Participant in the applicable election to defer.

     (b) Except in the case of the death of the Participant, distribution(s) of stock certificate(s) representing the number of shares in the Share Account and the Grant Account shall be either in the form of a single distribution of shares or in approximately equal quarterly installments over a period not to exceed ten years as irrevocably selected by the Participant in the applicable election to defer. In the event the Participant elects to receive the deferred compensation of shares of stock through quarterly installments, the undistributed Credited Shares and Grant Shares shall accrue dividends when paid which will be connected to additional Credited Shares and Grant Shares in accordance with Plan terms. Cash in the Share Account and the Grant Account representing fractured shares shall be distributed at the time of the next distribution of Credited Shares and Grant Shares.

     (c) In the event of the Participant's death prior to the date specified for his distribution or after distribution to the Participant has commenced but before full distribution has been made, the number of the then remaining shares in the Share Account and the Grant Account shall be paid in a single distribution to the beneficiary or contingent beneficiary designated in the applicable election to defer, or to the estate of the deceased Participant if there is no surviving beneficiary or contingent


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beneficiary. In either such event the single distribution shall be made as of the first day of the calendar quarter following the Participant's date of death. A Participant may change the beneficiary or contingent beneficiary from time to time with respect to any election to defer by filing with the Administrative Committee a notice of change of beneficiary. No change shall be effective unless received by the Administrative Committee prior to the date of the Participant's death.

8.   MISCELLANEOUS.

     (a) The Board may amend or terminate the Plan at any time; provided, however, (i) no amendment may be made that would accelerate or change the date of distribution with respect to Compensation theretofore deferred, and (ii) any amendment or termination of the Plan shall not affect the rights of Participants or beneficiaries to payment, in accordance with Section 7, of amounts credited to Participants' account hereunder at the time of such amendment or termination.

     (b) The Plan does not create a trust in favor of a Participant, his designated beneficiary or beneficiaries, or any other person claiming on his behalf, and the obligation of the Company is solely a contractual obligation to make payments due hereunder. In this regard, the balance in any account shall be considered a liability of the Company and the Participant's right thereto shall be the same as any unsecured general creditor of the Company. Neither the Participant nor any other person shall acquire any right, title, or interest in or to any Deferred Amount outstanding under the Plan other than the actual payment of such Deferred Amount in accordance with the terms of the Plan.

     (c) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant or beneficiary shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall in the discretion of a majority of the Board, excluding the affected Participant, cease and terminate; and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, his spouse, children or other dependents, at any time and in such proportion as a majority of the Board, excluding the affected Participant, may deem proper. Any statement to the contrary notwithstanding, the Company may apply any Deferred Amount to satisfy, in whole or in part, any indebtedness of a Participant to the Company.

     (d) The terms of the Plan shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of all parties in interest.

     (e) The headings have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.




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     (f) Each Participant shall submit to the Administrative Committee his current mailing address. It shall be the duty of each Participant to notify the Administrative Committee of any change of address. In the absence of such notice, the Administrative Committee shall be entitled for all purposes to rely on the last-known address of the Participant.

     (g) Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company and the Board with respect thereto.

     (h) Nothing in the Plan or any amendment thereto shall give a Participant, or any beneficiary of a Participant, a right not specifically provided therein. Nothing in the Plan or any amendment thereto shall be construed as giving a Participant the right to be retained as a member of the Board.

     (i) If the context requires it, words of one gender when used in the Plan will include the other gender, and words used in the singular or plural will include the other.

     (j) The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company caused this Agreement to be executed this 13th day of April, 2000.

                                         WEATHERFORD INTERNATIONAL, INC.

                                By:         /s/ CURTIS W. HUFF
                                   ---------------------------------------------
                                                Curtis W. Huff
                                    Executive Vice President, Chief Financial
                                      Officer, General Counsel and Secretary








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